UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 28, 2009

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 28, 2009, Bristol-Myers Squibb Company (Company) filed its Form 10-Q for the quarter ended March 31, 2009. In this Form 10-Q, the Company reported its change in reporting segments effective January 1, 2009. The Company has also prepared revised consolidated financial statements for each of the years ended December 31, 2008, 2007 and 2006, which supersede the consolidated financial statements filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These revised financial statements are revised to reflect the changes in the measurement of segment profit effective January 1, 2009. These revised financial statements also reflect the retrospective presentation and disclosure requirements of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. A copy of these revised consolidated financial statements and the Report of Independent Registered Public Accounting Firm is filed as Ex. 99.1 to this Report. Also filed as Ex. 23 to this Report is the Consent of Independent Registered Public Accounting Firm. The changes in the attached consolidated financial statements from those filed with our Annual Report on Form 10-K are summarized below:

Notes 3 and 22 of the consolidated financial statements were revised to reflect the retroactive effect of the new measurement of segment income and reconciliation to pre-tax income. The Managements’ Discussion and Analysis of Financial Condition and Results of Operations were also revised to reflect the new measurement.

The Consolidated Statements of Earnings, Consolidated Balance Sheets and Consolidated Statements of Cash Flows, Notes 1, 7, 12, 19 and 26 to the consolidated financial statements and the Five Year Financial Summary were revised to reflect the retrospective presentation and disclosure requirements of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are included in this Report:

Ex. 23	Consent of Deloitte & Touche LLP

Ex. 99.1	Revised consolidated financial statements for the years ended December 31, 2008, 2007 and 2006

(i)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY (Registrant)

/s/ Jean-Marc Huet
Jean-Marc Huet
Chief Financial Officer

Date: April 28, 2009

(ii)

EXHIBIT INDEX

EX-23	Consent of Deloitte & Touche LLP

EX-99.1	Revised Consolidated Financial Information

(iii)